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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-95615, No. 333-17725, No. 333-05125, No.
33-69782, No. 33-44481, No. 33-33535, No.333-52844, and No. 333-55816) of MICROS
Systems, Inc. of our report dated August 28, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10K.




PricewaterhouseCoopers LLP

McLean, Virginia
September 27, 2001





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